Exhibit 99.1

Globus Medical Reports Second Quarter 2019 Results

AUDUBON, PA, August 1, 2019: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal solutions company, today announced its financial results for the second quarter ended June 30, 2019.

•	Worldwide sales were $194.5 million, an increase of 12.2% as reported

•	Second quarter net income was $38.2 million

•	Diluted earnings per share (EPS) was $0.38 and non-GAAP diluted EPS was $0.41, a decrease of 6.7%

•	Non-GAAP adjusted EBITDA was 32.0% of sales

“Our strong second quarter results demonstrate solid momentum across all parts of our business," said Dave Demski, President and CEO. "Enabling Technologies contributed $12.0 million, down from last year’s $13.7 million, but up 67% over the first quarter; our International Spine business grew at 19.2%, on a constant currency basis; and our US Spine business continued to accelerate, growing at 11.7%."

Worldwide sales for the second quarter were $194.5 million, an increase of 12.2% over the second quarter of 2018 on an as-reported basis and 12.7% on a constant currency basis. Second quarter sales in the U.S., including robotics, increased by 10.0% as quarterly seasonality and longer sales cycles dampened robotic sales compared to the second quarter of 2018. International sales increased by 23.3% over the second quarter of 2018 on an as-reported basis and 26.7% on a constant currency basis.

During the second quarter, the Company acquired substantially all of the assets of StelKast, Inc., a privately held company that designs, manufactures and distributes orthopedic implants for knee and hip replacement. “The StelKast acquisition should serve as a platform to expand our products and services into the Total Joint Arthroplasty market,” said David Paul, Executive Chairman. “Globus Medical’s proven product development engine and history of innovation, when combined with our computer assisted technologies in Imaging, Navigation and Robotics, have the potential to improve clinical care for joint arthroplasty patients and create value for shareholders.”

Second quarter GAAP net income was $38.2 million, a decrease of 15.1% over the same period last year. Diluted EPS for the second quarter was $0.38, as compared to $0.44 for the second quarter 2018. Non-GAAP diluted EPS for the second quarter was $0.41, compared to $0.44 in the second quarter of 2018, a decrease of 6.7%.

The Company generated net cash provided by operating activities of $22.6 million and non-GAAP free cash flow of $7.9 million in the second quarter, and ended the quarter with cash, cash equivalents and marketable securities of $610.1 million. The Company remains debt free.

2019 Annual Guidance

The Company today increased guidance for full year 2019 sales from $770 million to $775 million to account for the StelKast acquisition and reiterated guidance for non-GAAP diluted earnings per share of $1.72.

Conference Call Information

Globus Medical will hold a teleconference to discuss its 2019 second quarter results with the investment community at 4:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants

1-720-545-0060     International Participants

There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

The call will be archived until Thursday, August 8, 2019. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 646-9561.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provisions for litigation, and acquisition related costs/licensing, and net gain from the sale of assets, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business acquisition related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees. Net gain from sale of assets represents the gain on sale of assets and the offsetting impact of costs incurred through the sale.

In addition, for the period ended June 30, 2019 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, net gain from the sale of assets and the tax effects of such adjustments.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, net gain from the sale of assets and the tax effects of such adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the periods ended June 30, 2019 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable.  Additionally, we have recast prior periods for non-GAAP net income and non-GAAP diluted earnings per share.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.  Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2019	2018	2019	2018
Sales	$194,539	$173,384	$377,486	$347,795
Cost of goods sold	43,990	37,637	85,828	75,607
Gross profit	150,549	135,747	291,658	272,188

Operating expenses:
Research and development	15,746	13,523	30,069	26,210
Selling, general and administrative	88,379	77,125	174,163	152,819
Amortization of intangibles	3,449	2,178	6,792	4,365
Acquisition related costs	106	782	685	1,021
Total operating expenses	107,680	93,608	211,709	184,415

Operating income	42,869	42,139	79,949	87,773

Other income, net
Interest income/(expense), net	4,417	2,971	8,576	5,262
Foreign currency transaction gain/(loss)	(210)	344	(22)	339
Other income/(expense)	17	4,850	241	5,008
Total other income/(expense), net	4,224	8,165	8,795	10,609

Income before income taxes	47,093	50,304	88,744	98,382
Income tax provision	8,930	5,327	17,370	13,866

Net income	$38,163	$44,977	$71,374	$84,516

Earnings per share:
Basic	$0.39	$0.46	$0.72	$0.87
Diluted	$0.38	$0.44	$0.70	$0.84
Weighted average shares outstanding:
Basic	99,023	97,830	98,875	97,337
Dilutive stock options	2,559	3,680	2,600	3,668
Diluted	101,582	101,510	101,475	101,005

Anti-dilutive stock options excluded from weighted average calculation	5,021	1,809	4,854	1,863

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
(In thousands, except par value)	2019	2018
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$117,790	$139,747
Short-term marketable securities	122,637	199,937
Accounts receivable, net of allowances of $5,410 and $4,226, respectively	144,681	137,067
Inventories	173,040	131,254
Prepaid expenses and other current assets	13,512	15,387
Income taxes receivable	12,273	7,289
Total current assets	583,933	630,681
Property and equipment, net of accumulated depreciation of $231,003 and $216,809, respectively	194,133	171,873
Long-term marketable securities	369,665	263,117
Intangible assets, net	85,465	87,323
Goodwill	129,901	123,734
Other assets	15,671	10,364
Deferred income taxes	11,978	13,578
Total assets	$1,390,746	$1,300,670

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$23,745	$25,895
Accrued expenses	50,607	59,878
Income taxes payable	431	917
Business acquisition liabilities	6,016	6,830
Deferred revenue	3,385	2,598
Total current liabilities	84,184	96,118
Business acquisition liabilities, net of current portion	3,288	3,288
Deferred income taxes	8,097	8,114
Other liabilities	7,651	7,634
Total liabilities	103,220	115,154
Commitments and contingencies (Note 13)
Equity:
Class A common stock; $0.001 par value. Authorized 500,000 shares; issued and outstanding 76,647 and 76,143 shares at June 30, 2019 and December 31, 2018, respectively	77	76
Class B common stock; $0.001 par value. Authorized 275,000 shares; issued and outstanding 22,430 and 22,430 shares at June 30, 2019 and December 31, 2018, respectively	22	22
Additional paid-in capital	325,061	299,869
Accumulated other comprehensive loss	(1,728)	(7,172)
Retained earnings	964,094	892,721
Total equity	1,287,526	1,185,516
Total liabilities and equity	$1,390,746	$1,300,670

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended
	June 30,
(In thousands)	2019	2018
Cash flows from operating activities:
Net income	$71,374	$84,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,113	19,233
Amortization of premium (discount) on marketable securities	(736)	1,477
Write-down for excess and obsolete inventories	2,468	5,406
Stock-based compensation expense	12,749	11,533
Allowance for doubtful accounts	1,229	312
Change in fair value of business acquisition liabilities	579	416
Change in deferred income taxes	1,424	1,429
(Gain)/loss on disposal of assets, net	295	(3,947)
(Increase)/decrease in:
Accounts receivable	(6,532)	(2,257)
Inventories	(28,094)	(11,120)
Prepaid expenses and other assets	(2,933)	(3,303)
Increase/(decrease) in:
Accounts payable	(901)	(5,751)
Accrued expenses and other liabilities	(8,744)	(2,104)
Income taxes payable/receivable	(5,491)	(10,276)
Net cash provided by operating activities	61,800	85,564
Cash flows from investing activities:
Purchases of marketable securities	(210,606)	(309,223)
Maturities of marketable securities	161,568	158,102
Sales of marketable securities	25,490	63,741
Purchases of property and equipment	(42,895)	(27,167)
Proceeds from sale of assets	—	3,000
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(24,135)	—
Net cash used in investing activities	(90,578)	(111,547)
Cash flows from financing activities:
Payment of business acquisition liabilities	(5,633)	(5,950)
Proceeds from exercise of stock options	12,268	33,131
Net cash provided by financing activities	6,635	27,181
Effect of foreign exchange rate on cash	186	(71)
Net increase in cash, cash equivalents, and restricted cash	(21,957)	1,127
Cash, cash equivalents, and restricted cash at beginning of period	139,747	118,817
Cash, cash equivalents, and restricted cash at end of period	$117,790	$119,944
Supplemental disclosures of cash flow information:
Interest paid	4	—
Income taxes paid	$23,975	$22,667

Supplemental Financial Information

Sales by Geographic Area:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2019	2018	2019	2018
United States	$159,989	$145,381	$307,527	$290,997
International	34,550	28,003	69,959	56,798
Total Sales	$194,539	$173,384	$377,486	$347,795

Sales by Revenue Stream:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2019	2018	2019	2018
Musculoskeletal Solutions products	$182,538	$159,644	$358,296	$321,333
Enabling Technologies products	12,001	13,740	19,190	26,462
Total Sales	$194,539	$173,384	$377,486	$347,795

Liquidity and Capital Resources:

	June 30,	December 31,
(In thousands)	2019	2018
Cash, cash equivalents, and restricted cash	$117,790	$139,747
Short-term marketable securities	122,637	199,937
Long-term marketable securities	369,665	263,117
Total cash, cash equivalents, restricted cash and marketable securities	$610,092	$602,801

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except percentages)	2019	2018	2019	2018
Net income	$38,163	$44,977	$71,374	$84,516
Interest income, net	(4,417)	(2,971)	(8,576)	(5,262)
Provision for income taxes	8,930	5,327	17,370	13,866
Depreciation and amortization	12,858	9,757	25,113	19,233
EBITDA	55,534	57,090	105,281	112,353
Stock-based compensation expense	6,297	5,480	12,749	11,533
Acquisition related costs/licensing	335	1,285	971	1,677
Net gain from sale of assets	—	(4,357)	—	(4,357)
Adjusted EBITDA	$62,166	$59,498	$119,001	$121,206

Net income as a percentage of sales	19.6%	25.9%	18.9%	24.3%
Adjusted EBITDA as a percentage of sales	32.0%	34.3%	31.5%	34.8%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2019	2018	2019	2018
Net income	$38,163	$44,977	$71,374	$84,516
Amortization of intangibles	3,449	2,178	6,792	4,365
Acquisition related costs/licensing	335	1,285	971	1,677
Net gain from sale of assets	—	(4,357)	—	(4,357)
Tax effect of adjusting items	(717)	95	(1,524)	(238)
Non-GAAP net income	$41,230	$44,178	$77,613	$85,963

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2019	2018	2019	2018
Diluted earnings per share, as reported	$0.38	$0.44	$0.70	$0.84
Amortization of intangibles	0.03	0.02	0.07	0.04
Acquisition related costs/licensing	—	0.01	0.01	0.02
Net gain from sale of assets	—	(0.04)	—	(0.04)
Tax effect of adjusting items	(0.01)	—	(0.02)	—
Non-GAAP diluted earnings per share	$0.41	$0.44	$0.76	$0.85

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2019	2018	2019	2018
Net cash provided by operating activities	$22,597	$33,269	$61,800	$85,564
Purchases of property and equipment	(14,740)	(14,793)	(42,895)	(27,167)
Free cash flow	$7,857	$18,476	$18,905	$58,397

Non-GAAP Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	June 30,		Sales	Current	Sales
(In thousands, except percentages)	2019	2018	Growth	Period Sales	Growth
United States	$159,989	$145,381	10.0%	$—	10.0%
International	34,550	28,003	23.3%	(945)	26.7%
Total Sales	$194,539	$173,384	12.2%	$(945)	12.7%

	Six Months Ended		Reported	Currency Impact on	Constant Currency
	June 30,		Sales	Current	Sales
(In thousands, except percentages)	2019	2018	Growth	Period Sales	Growth
United States	$307,527	$290,997	5.7%	$—	5.7%
International	69,959	56,798	23.2%	(2,371)	27.3%
Total Sales	$377,486	$347,795	8.5%	$(2,371)	9.2%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email:    investors@globusmedical.com

www.globusmedical.com